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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                   MAY 9, 1996


                         THE PROVIDENCE JOURNAL COMPANY
             (Exact name of registrant as specified in its charter)


                         Commission File Number 0-26928
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
DELAWARE                                                              05-0481966
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(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

75 Fountain Street, Providence, RI                                    02902-9985
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(Address of principal executive offices)                              (Zip Code)
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       Registrant's telephone number, including area code: (401) 277-7000


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Item 2.  Acquisition or Disposition of Assets.

As previously reported in the Company's Quarterly Report on Form 10-Q filed on May 14, 1996 and amended on June 10, 1996, the Company made the following purchases of additional equity ownership interests, which resulted in the consolidation of these entities in 1996. The Company financed these purchases through borrowings on its revolving credit facilities. Though insignificant to the total assets of the Company, financial information related to these entities is hereby disclosed on this Form 8-K:

Increased Ownership Interest in Television Food Network, G.P.

On May 14, 1996, the Company purchased the equity partnership interests held by Landmark Programming, Inc. ("Landmark") and Scripps Howard Publishing, Inc. ("Scripps"), two of the partners of Television Food Network, G.P. ("TVFN"), for respective purchase prices of approximately $12.6 million and $11.4 million. Prior to such purchases, Landmark and Scripps each owned a 10.8% and 9.7% general partnership interest, respectively, in TVFN. The Company's investment in TVFN through May 31, 1996, including these purchases and funding of its share of operating losses, totaled $44.7 million, which represents an equity interest of approximately 46%. Following these purchases, the Company now holds three of the five voting seats on the TVFN management committee. As a result of the purchases, TVFN became a controlled subsidiary of the Company and, effective May 1, 1996, was consolidated into the Company's results of operations.

TVFN, a general partnership, was formed specifically to own and operate the Television Food Network, a 24-hour advertising-supported cable and satellite network service that provides television programming related to the preparation, enjoyment and consumption of food, as well as programs focusing on nutrition and topical news areas. The Company is managing general partner of TVFN.

Increased Ownership Interest  in America's Health Network

On May 9, 1996, the Company increased its investment in America's Health Network, L.P. and America's Health Network, LLC, the controlling entities of America's Health Network (collectively "AHN") by $17.0 million to $35.3 million which represents an equity interest of approximately 65%, an increase of approximately 6% since December 31, 1995. AHN was consolidated into the Company's results of operations effective January 1, 1996. America's Health Network is a 24-hour basic cable television programming service principally featuring viewer call-in programs designed for health-conscious adults who are active participants in their own health care and the health care of spouses, parents, and children. America's Health Network launched its service on March 25, 1996.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of Businesses Acquired. The financial statements of TVFN and AHN included pursuant to this item are filed as Exhibit 99.1 and
Exhibit 99.2, respectively of this Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information. The following pro forma financial information included pursuant to this item is filed as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference:

A. Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995
B. Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1996
C. Notes to unaudited pro forma condensed consolidated condensed financial statements.

(c) Exhibits.

         Exhibits required to be filed by Item 601 of Regulation S-K:

               2.1 Partnership Interest Purchase and Sale Agreement dated April 2, 1996 between the Company and Landmark Programming, Inc. (incorporated by reference to Exhibit
                        10.10 of the Company's Registration Statements on Form S-1 (File No. 333-02703))

               2.2 Partnership Interest Purchase and Sale Agreement dated April 2, 1996 between the Company and Scripps Howard Publishing, Inc. (incorporated by reference to Exhibit
                        10.11 of the Company's Registration Statement on Form S-1 (File No. 333-02703))

               2.3 Admission Agreement dated as of April 3, 1996 between PJ Health Programming, Inc. and AHN Partners, L.P.

              23.1      Consent of KPMG Peat Marwick LLP.

              99.1 Financial statements of Television Food Network, G.P. as of December 31, 1995 and 1994 and for each of the years ended in the three years ended December 31, 1995 and the six months ended June 30, 1996 and 1995

              99.2 Financial statements of America's Health Network (a development stage enterprise) as of December 31, 1995 and 1994 and for each of the years then ended and the six months ended June 30, 1996.

              99.3 Pro forma financial statements of the Company as follows:

                        A. Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995

                        B. Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1996

                        C. Notes to unaudited pro forma condensed consolidated condensed financial statements.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 1, 1996

THE PROVIDENCE JOURNAL COMPANY


By: /s/ Thomas N. Matlack
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    Thomas N. Matlack
    Vice President-Finance and Chief Financial Officer
    (principal financial officer)


By: /s/  Robert G. Colucci
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    Robert G. Colucci
    Corporate Controller
    (chief accounting officer)


By: /s/ John L. Hammond
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    John L. Hammond
    Vice President-General Counsel and Chief Administrative Officer


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